UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2023

Eterna Therapeutics Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Cambridge Street, Suite 18A
Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ERNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 16, 2023, Eterna Therapeutics Inc., a Delaware corporation (the “Company”), held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results for the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are as follows:

Proposal 1: Election of five directors to the Board of Directors of the Company to hold office until the Company’s 2024 Annual Meeting of Stockholders or until their respective successors are elected and qualified:

Director	Votes For	Votes Withheld	Broker Non-Votes
Charles Cherington	2,731,140	49,320	769,743
Matthew Angel	2,761,115	19,345	769,743
Gregory Fiore	2,687,900	92,560	769,743
William Wexler	2,746,291	34,169	769,743
Nicholas J. Singer	2,757,575	22,885	769,743

Proposal 2: Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,520,765	23,287	6,151	—

Proposal 3: Approval, for purposes of complying with Nasdaq Listing Rule 5635(d), to potentially issuance and sell more than 20% of the Company’s outstanding common stock pursuant to its purchase agreement with Lincoln Park Capital, LLC:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,751,635	26,798	2,027	769,743

Proposal 4: Approval of an amendment to the Company’s Restated 2020 Stock Incentive Plan to increase the number of shares reserved for issuance from 680,599 shares to 980,599 shares:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,615,319	160,415	4,726	769,743

No other matters were considered or voted upon at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eterna Therapeutics Inc.

Dated: June 20, 2023	By:	/s/ Sandra Gurrola
Sandra Gurrola, Vice President of Finance